UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 17, 2020
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Fox Factory Holding Corp. (the “Company”) filed with the Securities and Exchange Commission on December 18, 2020 (the “Original Filing”), which reported, among other things, the appointment of Mr. Sidney Johnson as a Class II director of the Company to fill the newly created directorship, effective January 2, 2021. At the time of the Original Filing, the Company’s Board of Directors (the “Board”) and Nominating and Corporate Governance Committee (the “NCG Committee”) had not made any determinations regarding committee assignments for Mr. Johnson. The Company hereby amends the Original Filing to include information on the committee assignments in Item 5.02 below.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 5, 2021, per a recommendation from the NCG Committee, the Board appointed Mr. Sidney Johnson to the Compensation Committee and the NCG Committee, effective as of May 5, 2021.
In addition, on May 5, 2021, in connection with the previously disclosed resignation of Mr. Larry L. Enterline as Executive Chairman of the Board effective April 2, 2021, per a recommendation from the NCG Committee, the Board approved a reduction in the size of the Board from eight directors to seven directors, effective immediately.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	May 6, 2021	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer